Exhibit 10.6

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT (the Agreement) is made effective as of August 31, 2001, between REN CORPORATION, an Oklahoma corporation (sometimes called the Company), and GARY A. ROBERTS (Employee).

                            Background Circumstances:

         A. The Company has agreed with Rentech, Inc., a Colorado corporation (Rentech), that Rentech will purchase 56% of the issued and outstanding shares of common stock of the Company pursuant to a Stock Purchase Agreement dated August 1, 2001 between the Company and Rentech. The scheduled closing date of the purchase is August 31, 2001. The Company and Rentech intend that the business of the Company be continued as it was conducted prior to the purchase.

         B. The Board of Directors of the Company recognizes that the Employee is a founder of the business of the Company and has made a substantial contribution to the growth and success of the Company. The Board believes that it is in the best interests of the Company and its shareholders for the Company to continue its employment of the Employee. The Board has determined that the Company should enter into this Agreement to encourage and secure the Employee's continued dedication to the Company as a member of its management and to retain the experience, abilities and services of the Employee.

         C. The Company desires to employ and retain for itself the experience, abilities and services of the Employee on the terms and under the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the background circumstances and the following covenants and agreements, the parties hereto agree as follows:

         1. Employment. The Company shall employ the Employee to provide services as an employee of the Company, and the Employee shall perform services for and be employed by the Company, all in accordance with the provisions of this Agreement, and subject to the terms and conditions hereof.

         2. Duties and Scope of Responsibilities. The Employee shall serve as President of the Company, and shall report to the Vice President - Finance and Chief Financial Officer of Rentech (James P. Samuels or his successor). The Employee shall be in charge of the day-to-day operations of the business, which shall be conducted in the same general manner as the business was conducted before the purchase of the common stock of the Company, except to the extent that the Board of Directors of the Company, in consultation with the Employee, elects to change the manner and scope of the business. The Employee shall supervise other employees of the Company and shall have the authority to employ and discharge employees. The Employee shall perform such other duties as shall from time to time be reasonably assigned to him by the Vice President Finance and Chief Financial Officer of Rentech (James P. Samuels or his successor). Except for purchase orders and contracts that have terms and prices substantially similar to those by which the Company has previously conducted its business before this date, Employee shall have no authority to commit the Company to, and may not execute, any agreement or contract that binds the Company for an amount of money in excess of $50,000, to installments payable in


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excess of that amount or for a period of time  longer  than six months,  or that deviates from the previous business practices of the Company, as of the date of this Agreement, unless such agreement or contract has previously been approved in writing by the Board of Directors of the Company. The Employee shall devote his full working time to his responsibilities hereunder and to the business and affairs of the Company, and shall not be employed by any other person or entity.

         3. Term of Employment. The term of employment shall commence upon the date of this Agreement and continue for a period of three years; provided, however, the term of employment shall be automatically renewed at the end of the term for successive one-year periods unless either party gives the other written notice of termination at least 90 days in advance of the applicable term.

         4. Compensation. The Employee shall be paid a salary of X Thousand Dollars ($X2,000.00) per annum, in semi-monthly installments. The Company's obligation to compensate the Employee shall terminate and cease upon the termination of the Employee's employment hereunder for any reason, except in the event of the death of Employee, the Company shall continue to pay to the Employee's estate his salary for the remainder of the then existing term of employment.

         5. Expenses and Fringe Benefits. The Employee shall be reimbursed for reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder in accordance with the general policies of the Company established by its Board of Directors. During the term of this Agreement, the Employee shall be entitled to participate in all those regular fringe benefits, including vacations, which are currently provided to employees of the Company or are provided to them from time to time hereafter.

         6.       Non-Competition.

                  6.1 Covenant Not To Compete. The Company and the Employee recognize that the services to be rendered to the Company by the Employee under this Agreement are special, unique and of extraordinary character in that the Employee has been involved in the manufacture of complex, computer controlled test systems to test the specifications and quality of hydraulics and many additional variables of automated equipment produced by them. Therefore, during the term of this employment hereunder and for three years following the termination for such employment for any reason whatsoever (the Non-Competition Period), if the Employee receives all compensation to which he is entitled under this Agreement, the Employee covenants and agrees not to, without the express written consent of the Company, directly or indirectly own, manage, operate, control, advise, lend money to, endorse the obligations of, or participate in or be connected as an officer, director, five percent or more stockholder of a publicly-held company, or as a stockholder, employee, partner, agent, consultant or otherwise of a closely held company or of any enterprise or individual, that is engaged in the business of developing, manufacturing or marketing processes, technology, products or services that are similar to processes, technology, products or services which have been, or are being developed or are planned (as documented by memoranda, instruments, writings or other compilations of information of the Company) to be developed by the Company, and will not, in any manner, either directly or indirectly, compete with the Company in its business. The Company may withhold its consent to any such proposed competition in its sole and absolute discretion.

                  6.2 Non-Solicitation. For a period of one year following Employee's termination of employment under this Agreement, Employee will not, without the express prior written approval of the Board of Directors (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee,


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         sales agent,  joint venturer,  investor,  lessor,  supplier,  licensee, customer, agent, representative or any other person which has a business relationship with the Company or had a business relationship with the Company within the twenty-four month period preceding the date of the Employee's termination of employment, to discontinue, reduce, or modify such employment, agency or business relationship with the
         Company, or (ii) employ or seek to employ or cause any business organization in direct or indirect competition with the Company to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Employee or the competitive business employs or seeks to employ such person) employed or retained by the Company. Notwithstanding the foregoing, nothing
         herein  shall  prevent  the  Employee   from   providing  a  letter  of
         recommendation to an employee with respect to a future employment opportunity.

                  6.3 Outside Business Activity. The Employee, during the term of his employment by the Company hereunder, shall not undertake or engage in any other employment, occupation or business enterprise in which Employee actively participates. Employee shall at all times keep the Company informed of any outside business activity by him, and shall not engage in any activity that may be in conflict with this Agreement or the Company's business or its best interests.

         7. Confidentiality. The Employee acknowledges that, as a result of his employment by the Company, he has learned Confidential Information, as defined in Section 7.1, that is owned by the Company, and which is of a special and unique value and nature relating to the business of the Company. In the course of his further employment by the Company, Employee will learn more Confidential Information and may add to the Confidential Information. As a material inducement to the Company to enter into this Agreement and to pay the Employee the compensation described in this Agreement, the Employee agrees that he will not, except in the normal and proper course of his duties hereunder, disclose or use or enable anyone else to disclose or use, either during the Non-Competition Period (as defined in Section 6.1) or at any time thereafter, any such Confidential Information without the prior written consent of the Company. The Company may withhold its consent in its sole and absolute discretion.

         7.1 Confidential Information. "Confidential Information" is non-public information regarding the Company and its proprietary processes for the manufacture of complex, computer controlled test systems sold to test the specifications and quality of hydraulics and the many additional variables of automated equipment produced by them; contractual licensing terms and arrangements; customers and potential customers; costs and performance data relating to the Company's products and processes; patent applications; and trade secrets used in the Company's business that provide an advantage over competitors who do not know or use them, including computer software programs and source codes, engineering designs and specifications for the computer controlled test systems.

         7.2 Exception to Confidentiality. It is agreed, as an exception to the foregoing obligations of confidentiality, that information received by the Employee as a result of his employment shall not be considered confidential, and he shall not be limited in disclosing the same, if and to the extent that the information, as shown by competent evidence:
         (i) is or becomes, through no fault of the party obligated to maintain confidentiality, in the public domain; (ii) is lawfully obtained by him from a source other than the Company or its agents; (iii) was already known to him at the time of its receipt, as shown by reasonable proof filed with the Company within a reasonable time after its receipt; or
         (iv) required to be disclosed by law or order of any court or governmental authority having jurisdiction.

         7.3 Published Disclosure. It is agreed that the disclosure of certain information by the Company in a publication, such as in letters patent or by otherwise placing it in the public domain, will not free the Employee from his obligation to maintain in confidence any information not specifically disclosed in or fairly ascertainable from


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         the  publication or other  disclosure,  such as, for example,  the fact that information in the publication or any portion of it is or is not used by either party. The Employee shall have the right to publish information or articles pertaining to the Company's computer controlled test equipment only if such information is not confidential, and, with respect to Confidential Information, only upon prior written approval by the Company, which it may withhold in its absolute discretion.

         7.4 Non-Use After Termination. The Employee shall not use the Confidential Information after termination or expiration of this Agreement unless and until such time as the information ceases being Confidential Information pursuant to the provisions of Section 7.2.

         7.5 Books and Records. The Employee agrees that all documents and other tangible property of any nature pertaining to activities of the Company or to any Confidential Information, in his possession now or at any time during the period of his employment with the Company, including without limitation, financial data, formulae, processes, operating results of processes, notes, memoranda, notebooks, manuals, reports, studies, data sheets, records, blueprints, designs, electronic or mechanical data storage devices and records, and computer software programs and their source codes, are and shall be the property of the Company. The Employee will return to the Company all originals and copies in his possession or control that contain such information, whenever requested by the Company from time to time during the Non-Competition Period and after termination of his employment.

         8. Inventions and Discoveries. The Employee and the Company agree that:

         8.1 Disclosure By Employee. The Employee will promptly disclose to the Company in writing, complete and accurate information pertaining to each invention, discovery, improvement, device, design, apparatus, process, technological advance, innovation, idea, concept, method or product (the Inventions) whether patentable or not, and all writings, drawings, software, semiconductor mask, works and other works of authorship pertaining to these Inventions (Works of Authorship), whether copyrightable or not, made, developed, perfected, devised or conceived during his employment with the Company, or during the 12-month period following his employment by the Company, which are within or in any way related to the existing or contemplated scope (now or at any later time during such period), of the business of the Company, whether or not developed on the Employee's own time. The determination of whether or not an Invention or Work of Authorship is within the contemplated scope of the business of the Company will be based on the documentary evidence of the Company, including all documents, memoranda, writings or other compilations of information of the Company relating to the scope of the business of the Company. An Invention or Work of Authorship shall be deemed to have been made within such period of time if it is made or conceived within such period and results from or was suggested by the Employee's employment by the Company.

         8.2 Assignment By Employee. The Employee will, upon request of the Company, assign to the Company or to any other party designated by the Company, all of his right, title and interest in and to any or all of said Inventions or Works of Authorship, any copyrights obtained thereon, and any patent applications filed thereon, together with all extensions, re-issues, and renewals thereof in this and all foreign countries and patents granted. He will promptly execute all proper papers for these purposes as the Company may request, and for use in applying for, obtaining, and maintaining all such patents or copyrights at the expense of the Company. The Employee's obligations to execute the papers and assignments specified in this Section shall continue beyond the period of his employment and shall bind his heirs, assigns, executors and other legal representatives.


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         9.       Right To Injunctive Relief.  The Employee  acknowledges that a breach by the Employee of any of the terms of Sections 6, 7 or 8 of this Agreement will cause irreparable harm to the Company, and that the Company shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties, and to recover from the Employee all costs of litigation including, but not limited to, reasonable attorneys' fees and court costs. The parties hereto further agree that this Agreement shall be enforced wherever the Company is doing business at the termination of the Employee's employment hereunder and wherever the Company at such time reasonably foresees, plans and expects to do business during the Non-Competition Period.

         10. Entire Agreement. The Company and the Employee acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes prior agreements or understandings pertaining to this subject, between the Company and the Employee, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.

         11. Governing Law. The parties acknowledge that the Company's principal place of business is located in the state of Oklahoma, and that this Agreement has been entered into in the state of Oklahoma and that they wish legal certainty and predictability as to the terms of their undertaking. Accordingly, the parties hereby agree that this agreement shall be constructed in accordance with the laws of the state of Oklahoma, without giving consideration to its choice of law provisions.

         12. Captions. The captions or section headings used in this Agreement are for ease of reference only and shall have no bearing whatsoever upon the construction, interpretation and effect of this Agreement.

         13. Severability. The Employee believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Sections 6, 7, and 8 of this Agreement, are fair and reasonable. Nonetheless, in the event that any provision or any part of any provision of this Agreement found by a court to be void or unenforceable for any reason whatsoever, then such provision shall be stricken, severed from this Agreement, and of no force and effect. Unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

         14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his personal representatives, but shall not be assignable by the Employee.

         15. Notice. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service); or sent by facsimile (if a facsimile number is provided by a party to be notified) or mailed first class, postage prepaid, by certified mail, return receipt requested; in all cases, addressed to each party at the following address. All notices, requests, and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address specified above. Notice sent by facsimile shall be deemed given on the date printed by the sender's facsimile machine confirming receipt of the facsimile by the other party's facsimile machine. Any party hereto may from time to time, by notice in writing served as set forth previously, designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.


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If to Company:                                       With Copy to:
-------------                                        ------------

Rentech, Inc.                                        Mr. James P. Samuels
1331 17th Street, Suite 720                          Rentech, Inc.
Denver, CO 80202                                     1331 17th Street, Suite 720
Attention:  Chief Operating Officer                  Denver, CO 80202

If to Employee:
--------------


         16.      Continuing  Effect.  The  covenants  and  undertakings  of the
Employee   specified  in  this  Agreement  shall  survive  expiration  or  other termination of this Agreement to the extent expressed herein.

         IN WITNESS WHEREOF, the Company has hereunder signed its name and the Employee hereunder has signed his name, all as of the day and year first above written.

REN CORPORATION                             EMPLOYEE:


By:
   --------------------------------         ---------------
   James P. Samuels, Vice President         Gary A. Roberts